Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Ventas, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-198789) pertaining to shares of Ventas, Inc. common stock issued in connection with the merger with American Realty Capital Healthcare Trust, Inc.; the Registration Statement (Form S-3 No. 333-200781) pertaining to the sale of Ventas, Inc. common stock by certain selling stockholders; the Registration Statement (Form S-3 No. 333-180521) pertaining to preferred stock, depository shares, common stock, warrants and debt securities of Ventas, Inc.; the Registration Statement (Form S-8 No. 333-183121) pertaining to the Ventas, Inc. 2012 Incentive Plan; the Registration Statement (Form S-8 No. 333-173434) pertaining to the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as Amended; the Registration Statement (Form S-8 No. 333-136175) pertaining to the Ventas, Inc. 2006 Incentive Plan and Ventas, Inc. 2006 Stock Plan for Directors; the Registration Statement (Form S-8 No. 333-126639) pertaining to the Ventas Employee and Director Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-118944) pertaining to the Ventas Executive Deferred Stock Compensation Plan and Ventas Nonemployee Director Deferred Stock Compensation Plan; the Registration Statement (Form S-8 No. 333-107951) pertaining to the Ventas, Inc. 2000 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 333-97251) pertaining to the Ventas, Inc. 2000 Incentive Compensation Plan; and the Registration Statement (Form S-8 No. 333-61552) pertaining to the Ventas, Inc. Common Stock Purchase Plan for Directors, and in the related Prospectuses of Ventas, Inc. of our report dated February 6, 2015 with respect to the combined statement of revenue and certain expenses of the American Realty Capital Healthcare Trust Portfolio for the year ended December 31, 2014, which report appears in the Current Report on Form 8-K/A filed with the SEC on February 26, 2015.

Our report dated February 6, 2015 refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenue and expense.

/s/ KPMG LLP

Chicago, Illinois
February 26, 2015